Exhibit 99.1
Post Holdings, Inc. Updates Certain Fiscal 2012 Guidance
St. Louis, Missouri – October 22, 2012 - Post Holdings, Inc. (NYSE:POST), a leading manufacturer, marketer and distributor of branded ready to eat cereals, today confirmed that management expects to meet or slightly exceed its previously issued guidance for the fiscal year ended September 30, 2012 of $200 to $210 million of Adjusted EBITDA.
Use of Non-GAAP Measures
Management has determined that the Adjusted EBITDA metric presented herein is a key metric that will help investors understand the ultimate income and near-term cash flows generated by our business. Adjusted EBITDA is a non-GAAP measure which represents net earnings excluding income taxes, net interest expense, net other nonoperating income/expense, depreciation and amortization, noncash stock based compensation, nonrecurring cash compensation for retention/severance, accounts receivable servicing fees, costs to effect Post’s separation from Ralcorp Holdings, Inc. and to establish stand-alone systems and processes, mark to market adjustments on economic hedges and intangible asset impairments, if any, and including an estimate of incremental costs Post would have incurred had it been a stand-alone public company during the periods presented. The Company believes that Adjusted EBITDA is useful to an investor in evaluating the Company’s operating performance and liquidity because (i) it is widely used to measure a company’s operating performance without regard to items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets, (ii) it presents a meaningful measure of corporate performance exclusive of the Company’s capital structure and the method by which the assets were acquired, and (iii) it is a widely accepted financial indicator of a company’s ability to service its debt, as the Company is required to comply with certain covenants and limitations that are based on variations of EBITDA in the Company’s financing documents. The calculation of Adjusted EBITDA is not specified by United States generally accepted accounting principles. Our calculation of Adjusted EBITDA may not be comparable to similarly-titled measures of other companies.
Preliminary Information
Our management is currently in the process of finalizing our consolidated financial results for the fiscal year ended September 30, 2012. The information discussed in this press release is based on preliminary financial data prepared by our management, and remains subject to change as we complete year-end audit procedures. Our independent registered public accounting firm has not audited, reviewed, compiled or performed any procedures with respect to such information.
Forward-Looking Statements
The Adjusted EBITDA guidance for fiscal 2012 discussed in this press release is a forward-looking statement. Forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Potential risks and uncertainties include the impact of the recently completed restatement of Post’s financial statements; the impact of our separation from Ralcorp and risks relating to our ability to operate effectively as a stand-alone, publicly traded company; our high leverage and substantial debt, including covenants that will restrict the operation of our business; significant increases in the costs of certain commodities, packaging or energy used to manufacture our products; our ability to achieve benefits from our separation; our obligations to indemnify Ralcorp if the separation is taxable under certain circumstances; changes in our cost structure, management, financing and business operations following the separation; our ability to continue to compete in our product market against manufacturers of both branded and private label cereal products and our ability to retain our market position; our ability to maintain competitive pricing, successfully introduce new products or successfully manage our costs; our ability to successfully implement business strategies to reduce costs; impairment in the carrying value of goodwill or other intangibles; the loss or bankruptcy of a significant customer; allegations that our products cause injury or illness, product recalls and product liability claims and other litigation; our ability to anticipate changes in consumer preferences and trends; changes in consumer demand for ready-to-eat cereals; our ability to service our outstanding debt or obtain additional financing; disruptions in the U.S. and global capital and credit markets; legal and regulatory factors including changes in food safety, advertising and labeling laws and regulations; disruptions or inefficiencies in our supply chain; fluctuations in foreign currency exchange rates; consolidations among the retail grocery and foodservice industries; change in estimates in critical accounting judgments and changes to or new laws and regulations affecting our business; losses or increased funding and expenses related to our qualified pension plan; loss of key employees; labor strikes or work stoppages by our employees; changes in weather conditions, natural disasters and other events beyond our control; business disruptions caused by information technology failures; and other risks described in the Company’s filings with the Securities and Exchange Commission. These forward-looking statements represent the Company’s judgment as of the date of this press release. The Company disclaims, however, any intent or obligation to update these forward-looking statements.
About Post Holdings, Inc.
Post is a leading manufacturer, marketer and distributor of branded ready-to-eat cereals in the United States and Canada.
Contact:
Pia Koster, Director, Investor Relations
(314) 644-7678 (POST)